Verizon Communications Inc.	Exhibit 99.4

Wireline Pro Forma Selected Financial Results

						(dollars in millions)
	2005					2006
Unaudited	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Annual	1st Quarter
Wireline Operating Revenues
Verizon Telecom
Mass Markets	$6,000	$6,023	$5,988	$5,860	$23,871	$ 5,722
Wholesale	2,109	2,105	2,129	2,126	8,469	2,061
Other	819	785	772	841	3,217	637

Total	8,928	8,913	8,889	8,827	35,557	8,420

Verizon Business
Business	3,689	3,696	3,618	3,572	14,575	3,489
Wholesale	825	858	868	828	3,379	786
International and Other	947	904	794	779	3,424	760

Total	5,461	5,458	5,280	5,179	21,378	5,035

Eliminations	(745)	(740)	(742)	(807)	(3,034)	(744)

Total Wireline Operating Revenues	$13,644	$13,631	$13,427	$13,199	$53,901	$ 12,711

Verizon Communications Inc.

Wireline Pro Forma Data Revenues

						(dollars in millions)
	2005					2006
Unaudited	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Annual	1st Quarter
High capacity and digital data revenues
Data transport	$3,523	$3,556	$3,609	$3,609	$14,297	$ 3,649
Data solutions	201	239	242	247	929	227

Total	$3,724	$3,795	$3,851	$3,856	$15,226	$ 3,876